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                   [LETTERHEAD OF AMF BOWLING WORLDWIDE, INC.]

                                                                  Exhibit 10.7

August 8, 2001

Mr. Frederick C. Kraegel                               Roland Smith
9 Dilton Court                                         President
Richmond, Virginia 23233                               Chief Executive Officer

[LOGO]
 AMF

Dear Fred:

I am very pleased to confirm our offer for you to join AMF as Senior Vice President and Chief Administrative Officer reporting directly to me.

You will start on August 13, 2001 and will be compensated at an annualized salary of $275,000 or $10,576.92 on a bi-weekly basis. In addition you will be entitled to an annual incentive of 50% of your annual salary based upon mutually agreed to key result areas and company performance. This bonus will be prorated for the number of months that you work in 2001. In addition, you will be entitled to receive six months severance if your employment is terminated without cause prior to the consummation of the Chapter 11 proceeding.

You will be eligible for all full time employee benefits to include medical, dental, long and short term insurance, life and accidental life insurance, variable annuity matching plan, 3 weeks vacation, holiday and personal day pay, executive physicals and financial planning.

You will have three direct reports; Chris Caesar, Chief Financial Officer; Al Cornish, Vice President Human Resources and John Fottrell, Vice President Information Technology. We agreed that your responsibilities will include assisting Chris and myself in the successful completion of the Chapter 11 proceedings; serving as a mentor to Chris Caesar in his development as the Chief Financial Officer and providing oversight and counsel to the Human Resources and Information Technology Departments.

I have enclosed two copies of this letter. Please sign one and fax a copy to Al Cornish, Vice President Human Resources at (804) 730-6686. Also, please provide the original signed copy to Al in due course for our records. Should you have any questions, please feel free to call Al Cornish at (804) 730-6620 to discuss.

The Immigration and Naturalization Act of 1987 requires that you provide the proper documentation verifying your ability to work in the United States. Please be sure to bring two (2) forms of identification with you on your first day.

         AMF Always Means Fun!(TM)

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This letter is intended to only outline the salary and benefits available to you as an AMF Bowling Worldwide, Inc. employee and should not be considered an employment contract. AMF Bowling Worldwide, Inc. is an at-will employer and as such you or the company may terminate your employment at any time.

Fred, I am very excited to have someone with your background, experience and leadership capability join AMF. I look forward to working closely with you as we make AMF everything it can be.

Best Regards,

/s/ Roland Smith
    Roland Smith

/s/ Fred Kraegel      August 9, 2001
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Fred Kraegel          Date

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                   [LETTERHEAD OF AMF BOWLING WORLDWIDE, INC.]

April 25, 2002

Mr. Frederick G. Kraegel                                 Roland Smith
9 Dilton Court                                           President
Richmond, Virginia 23233                                 Chief Executive Officer

[LOGO]
 AMF

Dear Fred,

This letter is to serve as an addendum to your original August 8, 2001 employment letter. There have been several changes in you status that I felt needed to be confirmed in writing.

1. Title: Executive Vice President and Chief Administrative Officer

2. Salary: As of January 28, 2002, your salary was increased to $288,000.

3. Senior Management Supplemental Benefits, Tier 1: You are eligible for all of benefits covered in the attached supplement.

4. Direct Reports: Your direct reports continue to be Chris Caesar and John Fottrell and also now include Dan McCormack (Legal) and Mark Hatcher (Real Estate).

I believe your August 8, 2001 letter and this addendum cover your present employment agreement with AMF Bowling Worldwide, Inc. Please sign the bottom of this addendum and return to Wayne.


Best Regards,


/s/ Roland Smith
Roland Smith
President and Chief Executive Officer



/s/ Frederick G. Kraegel          April 30, 2002
------------------------          --------------
Frederick G. Kraegel              Date


Cc:       Wayne Tennent

     AMF Always Means Fun!(TM)